As filed with the Securities and Exchange Commission on October 08, 2003

                                             Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                        VSE CORPORATION
     (Exact name of Registrant as specified in its charter)

                            Delaware
 (State or other jurisdiction of incorporation or organization)
                           54-069263
              (I.R.S. Employer Identification No.)

                     2550 Huntington Avenue
                  Alexandria, Virginia  22303
  (Address of Principal Executive Offices, Including Zip Code)

             VSE CORPORATION 1998 STOCK OPTION PLAN
                    (Full Title of the Plan)

                         Craig S. Weber
                        VSE Corporation
                     2550 Huntington Avenue
                  Alexandria, Virginia  22303
                         (703) 329-4770

(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

                            Copy to:
                    Jeffrey E. Jordan, Esq.
            Arent Fox Kintner Plotkin & Kahn, PLLC
                 1050 Connecticut Avenue, N.W.
                   Washington, DC  20036-5339

_____________________________________________________________________________

                                      Proposed      Proposed
 Title of Each                        Maximum       Maximum
   Class of            Amount to be   Offering      Aggregate       Amount of
  Securities            Registered    Price Per     Offering      Registration
to be Registered           (1)        Share (2)     Price (2)         Fee
-----------------------------------------------------------------------------
Common Stock,
   $.05 par value     75,500 shares   $12.475       $941,863        $76.20
_____________________________________________________________________________

(1) This registration statement also covers any additional shares of Common Stock which become issuable under the VSE Corporation 1998 Stock Option Plan by reason of any stock dividend, stock split, recapitalization, or similar transac-tion effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2) Estimated solely for the purpose of determining the registration fee computed in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the reported high and low sale prices of the Common Stock, as reported in the NASDAQ National Market on October 3, 2003.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, this registration statement is filed solely to register an additional 75,500 shares of Common Stock reserved for issuance under the VSE Corporation 1998 Stock Option Plan, which increase was approved by our Board of Directors on March 13, 2003, and by our stockholders on May 2, 2003.

Pursuant to General Instruction E of Form S-8, we hereby incorporate by reference the contents of our registration statement on Form S-8, File No. 333-92427, filed with the Commission on December 9, 1999.

INFORMATION REGARDING CONSENT OF ARTHUR ANDERSEN LLP

VSE Corporation dismissed Arthur Andersen LLP ("Andersen") as its independent auditors, effective May 15, 2002. For additional information, see VSE Corporation's current report on Form 8-K dated May 17, 2002 (as amended by the Form 8-K/A filed on May 21, 2002). After reasonable efforts, VSE Corporation has been unable to obtain Andersen's written consent to the incorporation by reference into this Registration Statement on Form S-8 (the "Registration Statement") of Andersen's audit report with respect to VSE Corporation's consolidated financial statements as of December 31, 2001, and for the two years in the period then ended. Under these circumstances, Rule 437a under the Securities Act permits VSE Corporation to file this Registration Statement without consents from Andersen. As a result, with respect to transactions in VSE Corporation securities pursuant to this Registration Statement, Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statement audited by Andersen or any omissions of a material fact required to be stated therein. Accordingly, you would be unable to assert a claim against Andersen under Section 11(a) of the Securities Act.

Item 8. Exhibits.

See Exhibit Index on page [6].

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, State of Virginia, on this 7th day of October, 2003.

                             VSE CORPORATION


                             By:   /s/ Donald M. Ervine
                                   ________________________________
                                   Donald M. Ervine
                                   Chairman of the Board and Chief
                                   Executive Officer, President and
                                   Chief Operating Officer

                       POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Donald M. Ervine and Craig S. Weber, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


Signatures               Title                                 Date
----------               -----                                 -----
/s/ Donald M. Ervine     Chairman of the Board and Chief       October 7, 2003
_______________________  Executive Officer, President and
Donald M. Ervine         Chief Operating Officer, and Director

/s/ Thomas R. Loftus     Senior Vice President                 October 7, 2003
_______________________  and Chief Financial Officer (Principal
Thomas R. Loftus         Financial and Accounting Officer)

/s/ David M. Osnos       Director                              October 7, 2003
_______________________
David M. Osnos

/s/ Bonnie K. Wachtel    Director                              October 7, 2003
_______________________
Bonnie K. Wachtel

/s/ Calvin S. Koonce     Director                              October 7, 2003
_______________________
Calvin S. Koonce

/s/ Jimmy D. Ross        Director                              October 7, 2003
_______________________
Jimmy D. Ross

/s/ Robert J. Kelly      Director                              October 7, 2003
_______________________
Robert J. Kelly

/s/ Clifford M. Kendall  Director                              October 7, 2003
_______________________
Clifford M. Kendall

/s/ James F. Lafond      Director                              October 7, 2003
_______________________
James F. Lafond


                         EXHIBIT INDEX


Exhibit                                                        Page
-------                                                        ----



5.     Opinion of Arent Fox Kintner Plotkin & Kahn, PLLC        7

23.    Consents of independent auditors and counsel:

       (a) Consent of Ernst & Young LLP                         8

       (b) Consent of Arent Fox Kintner Plotkin & Kahn, PLLC:
           included in Exhibit 5

24. Power of Attorney (included on signature page to this Registration Statement)